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                                                                     EXHIBIT 5.1

           [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]




                                  June 2, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  DeepTech International Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to DeepTech International Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 9,506,363 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock") and warrants to purchase 4,060,695 shares of Common Stock (the "Warrants," and collectively with the Shares, the "Securities"). The Securities are being registered under the Securities Act on behalf of Selling Stockholders who have acquired such Securities in certain private placements, other transactions not involving a public offering or who otherwise do not have an available exemption from registration, in order to permit the public sale or other public distribution of the Securities.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Securities have been duly and validly authorized and, assuming that the Shares to be issued upon the exercise of Warrants are issued for an amount at least equal to their par value, will, upon issuance pursuant to the terms and conditions of the respective agreements and arrangements pursuant to which the Warrants were issued, be validly issued, fully paid and nonassessable.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm in any documents incorporated by reference in the Registration Statement.


                                      Very truly yours,



                                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.